Securities and Exchange Commission
                   Washington, D.C. 20549

                          FORM S-8
                   Registration Statement
                           Under
                  The Securities Act of 1933

                  Internet Media Corporation
   (Exact name of Registrant as specified in its charter)

         NEVADA                             72-1346591
(State or other jurisdiction of           (IRS Employer
incorporation or organization)          Identification No.)

   8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
(Address of principal executive offices, including zip code)

                  FINANCIAL PUBLIC RELATIONS
                CONSULTING SERVICES AGREEMENT
                   (Full title of the plan)

                      David M. Loflin
                         President
                  Internet Media Corporation
                    8748 Quarters Lake Road
                 Baton Rouge, Louisiana 70809
            (Name and address of agent for service)

                           Copy to:

                      Eric Newlan, Esquire
                         NEWLAN & NEWLAN
                     819 Office Park Circle
                    Lewisville, Texas 75057
                         (972) 353-3880

           CALCULATION OF REGISTRATION FEE

                          Proposed
                          maximum    Proposed
Title of                  offering   maximum    Amount
securities   Amount       price      aggregate  of regi-
to be        to be        per        offering   stration
registered   registered   share(1)   price(1)   fee
----------   ----------   --------   ---------  --------

Common
 Stock,
 $.0001
 par
 value       150,000      $1.30(1)   $300,000   $55.57
             shares

------------
(1) The maximum offering price was calculated pursuant to Rule 457(c).

                  INTERNET MEDIA CORPORATION

                Cross Reference Sheet Required
               By Item 501(b) of Regulation S-K

  Form S-8 Item
Number and Caption           Caption in Prospectus
--------------------------   -----------------------------
1.  Forepart of Registra-    Facing Page of Registration
    tion Statement and       Statement and Cover Page of
    Outside Cover Page of    Prospectus
    Prospectus

2.  Inside Front and Out-    Inside Cover Page of Prospectus
    side Back Cover Pages    and Outside Cover Page of
    of Prospectus            Prospectus

3.  Summary Information,     Not Applicable
    Risk Factors and Ratio
    of Earnings to Fixed
    Charges

4.  Use of Proceeds          Not Applicable

5.  Determination of
    Offering Price           Not Applicable

6.  Dilution                 Not Applicable

7.  Selling Security         Sales by Selling Shareholder
    Holders

8.  Plan of Distribution     Cover Page of Prospectus and
                             Sales by Selling Shareholder

9.  Description of Secur-    Financial Public Relations
    ities to be Registered   Consulting Services Agreement
                             and Issuance of Common Stock;
                             Sales by Selling Shareholder

10. Interest of Named        Not Applicable
    Experts and Counsel

11. Material Changes         Not Applicable

12. Incorporation of         Incorporation of Certain
    Certain Information      Information by Reference
    by Reference

13. Disclosure of            Indemnification
    Commission Position
    on Indemnification
    or Securities Act
    Liabilities
PROSPECTUS

                  Internet Media Corporation

                150,000 Shares of Common Stock
                 ($.0001 par value per share)

             Issued Pursuant to a Financial Public
            Relations Consulting Services Agreement

This Prospectus is part of a Registration Statement which registers 150,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Internet Media Corporation, a Nevada corporation (the "Company"), which have been issued, as described herein, to Capital Financial Consultants, Inc., a Texas corporation ("CFC"), consultants to the Company, pursuant to a Financial Public Relations Consulting Services Agreement under which the Company has issued a total of 300,000 shares of Common Stock to CFC, 150,000 of which shares are the subject of the Registration Statement of which this Prospectus forms a part (the 150,000 shares that are subject to such Registration Statement being referred to herein as the "CFC Securities"). CFC is a selling shareholder under this Prospectus and is referred to herein as the "Selling Shareholder". All of the CFC Securities were issued to the Selling Shareholder pursuant to a written compensation contract which provided for the issuance of the CFC Securities. The Company has been advised by the Selling Shareholder that it may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the CFC Securities under the terms of the aforementioned Financial Public Relations Consulting Services Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

The date of the Prospectus is September 18, 1998

                    AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed with the Commission can be inspected and copied at the Public Reference Section of the Commission at its principal offices located at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock trades in the over-the-counter market on the OTC Electronic Bulletin Board under the symbol "USRF".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 150,000 shares of the Company's Common Stock, issued to a consultant of the Company pursuant to a written Financial Public Relations Consulting Services Agreement. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the Company and the shares of Common Stock offered by the Prospectus. Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (at the above address) upon payment of the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge. Also, the Registration Statement, with exhibits, may be examined on and/or downloaded from the Internet at: http://www.sec.gov/cgi-bin/srch-edgar.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

  1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

  2. The Company's Current Report on Form 8-K, date of event: 7-24-98;

  3. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998; and

  4. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1998.

All reports and documents filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document.
Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to: Corporate Secretary, Internet Media Corporation, 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809; telephone (504) 922-7744.

                         THE COMPANY

The Company's primary focus is on the development and exploitation of its proprietary Wireless Internet Access
System.  In February 1998, the Company obtained its first
Wireless Internet customer in Baton Rouge, Louisiana.
Substantially all of the Company's business efforts and resources will, for the foreseeable future, be committed to its Wireless Internet business segment. In exploiting its Wireless Internet business opportunity, it is the Company's plan either (1) to acquire an existing hard-wire dependent, dial-up Internet Service Provider [ISP] in a particular market and "plug-in" its proprietary Wireless Internet
Access System or (2) construct a Wireless Internet Access
System in a particular market. The Company is seeking capital with which to exploit its Wireless Internet technology.

In July 1998, the Company changed its name to "Internet Media Corporation". The Company was incorporated on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company primarily in the wireless cable and community (low power) television industries. To this end, the Company acquired Winter Entertainment, Inc.
(WEI), which owns and operates a community (low power) television station in Baton Rouge, Louisiana, and Missouri Cable TV Corp. (MCTV), which owns the licenses necessary to operate wireless cable systems in Poplar Bluff and Lebanon, Missouri, has acquired licenses and leases of licenses necessary to operate wireless cable systems in Port Angeles, Washington, Astoria, Oregon, Sand Point, Idaho, The Dalles, Oregon, and Fallon, Nevada, and has acquired licenses necessary to operate community (low power) television stations in Monroe/Rayville, Louisiana, Bainbridge, Georgia, and Natchitoches, Louisiana. The Company has, for the foreseeable future, abandoned its efforts to develop its wireless cable properties, due to current market conditions.

In September 1998, the Company acquired Desert Rain Internet Services ("DSRT"), a Santa Fe, New Mexico-based ISP, with approximately 140 customers. The Company acquired DSRT for cash. In July 1998, the Company executed an agreement to acquire an ISP located in St. George, Utah, for cash. The St. George ISP has over 1,400 customers. The closing under the acquisition agreement is scheduled for September 1998. In August 1998, the Company executed an agreement to acquire an ISP located in Santa Fe, New Mexico, for cash and stock. This Santa Fe ISP has approximately 1,400 customers. The closing under the acquisition agreement is scheduled for October 1998.

     FINANCIAL PUBLIC RELATIONS CONSULTING SERVICES
         AGREEMENT AND ISSUANCE OF COMMON STOCK

General

On September 9, 1998, the Company entered into a Financial Public Relations Consulting Services Agreement with Capital Financial Consultants, Inc., a Texas corporation (the Selling Shareholder). The Company has issued a total of 300,000 shares of Company Common Stock pursuant to such Financial Public Relations Consulting Services Agreement. This Prospectus relates only to 150,000 of the shares issued to CFC. Under the terms of the Financial Public Relations Consulting Services Agreement, the Selling Shareholder has agreed to provide consulting services with respect to financial public relations and related activities. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Federal Income Tax Effects

Under the Financial Public Relations Consulting Services
Agreement pursuant to which the CFC Securities were issued, the CFC Securities were valued at $1.10 per share, or $330,000 in the aggregate. The issuance of the CFC
Securities will result in the recognition of taxable income to the Selling Shareholder. Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholder.

Restrictions Under Securities Laws

The sale of any shares of Common Stock issued under the Financial Public Relations Services Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.

SALES BY SELLING SHAREHOLDER

The following table sets forth the name of the Selling
Shareholder, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Shareholder following completion of such offering (based on 7,715,120 shares of Common Stock of the Company outstanding as of the date of this Prospectus).

                                   Shares      Percentage
               Number              to be       to be
Name           of       Shares     Owned       Owned
of Selling     Shares   to be      After       After
Shareholder    Owned    Offered    Offering    Offering
-----------    ------   -------    --------    --------

Capital
 Financial
 Consultants,
 Inc.          300,000  150,000    150,000       1.9%

                  DESCRIPTION OF SECURITIES

Common Stock

Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Securities Transfer Corporation, 16910 Dallas
Parkway, Suite 100, Dallas, Texas 75248.

                       INDEMNIFICATION

The Company currently is seeking officer and director liability insurance, though none has been obtained as of the date of this Prospectus.

Article X of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X of the Company's Articles of Incorporation is that Company directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                         LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Newlan & Newlan, Attorneys at Law, Lewisville, Texas. The partners in the law firm of Newlan & Newlan owned, as of the date of this Prospectus, a total of 596,000 shares of Company Common Stock.

                            EXPERTS

The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Weaver and Tidwell, L.L.P., Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) and (e) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

  (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

  (b) The Company's Current Report on Form 8-K, date of event: 7-24-98;

  (c) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998;

  (d) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1998; and

  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Inasmuch as the consultant who received shares of Common Stock of the Company is knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company in the absence of sale pursuant to an effective Registration Statement.

Item 8.  Exhibits.

Exhibit       Description
-------       -----------

  5.1         Opinion of Newlan & Newlan, Attorneys at Law,
              re: Legality

 10.1         Financial Public Relations Consulting Services
              Agreement, dated as of September 9, 1998, between Registrant and Capital Financial
              Consultants, Inc., a Texas corporation

 23.1         Consent of Weaver and Tidwell, L.L.P.,
              Certified Public Accountants
 23.2         Consent of Newlan & Newlan, Attorneys at Law

Item 9.  Undertakings.

(1)  The undersigned Registrant hereby undertakes:

  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates shown below.

INTERNET MEDIA CORPORATION


By: /s/ David M. Loflin
     David M. Loflin
     President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures              Title            Date
----------              -----            ----

/s/ David M. Loflin     President        September 18, 1998
David M. Loflin         (Principal
                        Executive
                        Officer and
                        Principal
                        Accounting
                        Officer) and
                        Director

/s/ Waddell D. Loflin   Vice President,  September 18, 1998
Waddell D. Loflin       Secretary and
                        Director


                        Director         September   , 1998
Richard N. Gill


/s/ Ross S. Bravata     Director         September 18, 1998
Ross S. Bravata


                        Director         September   , 1998
Michael Cohn

                      INDEX TO EXHIBITS

                 INTERNET MEDIA CORPORATION

Exhibit No.      Description
-----------      -----------

    5.1          Opinion of Newlan & Newlan, Attorneys at
                 Law, re: Legality

   10.1          Financial Public Relations Consulting
                 Services Agreement, dated as of September
                 9, 1998, between Registrant and Capital
                 Financial Consultants, Inc., a Texas
                 corporation

   23.1          Consent of Weaver and Tidwell, L.L.P.,
                 Certified Public Accountants

   23.2          Consent of Newlan & Newlan, Attorneys at
                 Law

                      -------------
                       Exhibit 5.1
                      -------------


September 18, 1998

Internet Media Corporation
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re:  Registration Statement on Form S-8 of Internet Media
     Corporation Common Stock Issued Pursuant to a
     Financial Public Relations Consulting Services
     Agreement with Capital Financial Consultants,
     Inc., a Texas corporation

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Internet Media Corporation, a Nevada corporation (the "Company"), of 150,000 shares of Company common stock, $.0001 par value per share (the "Common Stock"), issued to Capital Financial Consultants, Inc., a Texas corporation, pursuant to a Financial Public Relations Consulting Services Agreement (the "Agreement") approved by resolution of the Company's Board of Directors on September 3, 1998.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostatic or other copies of the Agreement, the Company's Articles of Incorporation, Bylaws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified copies of all copies submitted to us as conformed, photostatic or other copies. In passing upon certain corporate records and the documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and express no opinion thereon.

Based upon and in reliance upon the foregoing, it is our opinion that the Common Stock issued pursuant to the Agreement is validly issued, fully paid and non-assessable.
We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,

/s/

NEWLAN & NEWLAN

                       --------------
                        Exhibit 10.1
                       --------------

                 FINANCIAL PUBLIC RELATIONS
               CONSULTING SERVICES AGREEMENT

This Financial Public Relations Consulting Services
Agreement is made as of the 9th day of September, 1998, by and between Capital Financial Consultants, Inc., a Texas corporation ("Consultant"), and Internet Media Corporation, a Nevada corporation (the "Company").

WHEREAS, Consultant possesses experience in the field of financial public relations; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock trading on the NASD's OTC Electronic Bulletin Board under the symbol "USRF"; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to financial public relations, on behalf of the Company. Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit "A" attached hereto and incorporated herein by this reference, throughout the term of this Agreement. Consultant agrees that it shall be responsible for all expenses incurred in its performance hereunder.

  It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company's name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

2. The term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue for one year.

3. In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the compensation set forth on Exhibit "B" attached hereto and incorporated herein by this reference.

4.  The Company represents and warrants to Consultant that:

  A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

  B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

  C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

5. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of its affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

  Consultant agrees that it will not disseminate any printed matter relating to the Company, including, without limitation, press releases, without prior written approval of the Company's legal counsel.

  Consultant acknowledges that, in light of the fact that Consultant is in a special relationship with the Company due to the entrustment by the Company to Consultant of non-public, material "inside" information concerning the Company, the relationship between the Company and Consultant shall be that of a special relationship.

6. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

  Notices shall be addressed to Consultant at:

    Capital Financial Consultants, Inc.
    1861 Brown Boulevard
    Suite 669
    Arlington, Texas 76006

  and to the Company at:

    Internet Media Corporation
    8748 Quarters Lake Road
    Baton Rouge, Louisiana 70809

  with a copy to:

    Newlan & Newlan, Attorneys at Law
    819 Office Park Circle
    Lewisville, Texas 75057

7.  Miscellaneous.

  A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

  B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

  C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

  D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

INTERNET MEDIA CORPORATION

By: /s/ David M. Loflin
     David M. Loflin
     President

CAPITAL FINANCIAL CONSULTANTS, INC.

By: /s/ Michael Nichols
     Michael Nichols


             -----------------------------
                      Exhibit "A"
              Financial Public Relations
             Consulting Services Agreement
             -----------------------------

               SERVICES TO BE PERFORMED BY
           CONSULTANT ON BEHALF OF THE COMPANY

The consulting services to be provided by Consultant under the Financial Public Relations Consulting Services Agreement to which this Exhibit "A" is attached include, but shall not be limited to:

Increase network of individual brokers actually buying the Common Stock of the Company.

Obtain a minimum of two valid, active market makers for the Common Stock of the Company, in addition to the market makers currently making market in the Common Stock of the Company.

Develop relationships for the Company with regional brokerage firms and individual stock brokers for additional buying sponsorship of the Common Stock of the Company.

Contact and keep fully informed stockbrokers that are currently interested in the Company.

Fax, e-mail or otherwise deliver, on a broad basis, Company information to stockbrokers and other potential purchasers of the Common Stock of the Company.

Respond to daily inquiries from investors.


              -----------------------------
                       Exhibit "B"
               Financial Public Relations
              Consulting Services Agreement
              -----------------------------

    COMPENSATION TO BE PAID BY THE COMPANY TO CONSULTANT

Consultant shall receive, upon execution of the Financial
Public Relations Consulting Services Agreement (the
"Agreement") to which this Exhibit "B" relates, the following:

300,000 shares of Company Common Stock, which shares shall be valued at a price of $1.10 per share, or $330,000, in the aggregate. The Company shall cause 150,000 of such shares to be registered pursuant to a Registration Statement on Form S-8 to be filed by the Company as soon as is practicable following the mutual execution of this Agreement. The remaining 150,000 shares of Company Common Stock to be issued to Consultant shall possess no rights of registration.

Consultant represents and warrants to the Company that the shares of the Company being acquired pursuant to the Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

Consultant represents and warrants that it has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that it is aware that the Company is substantially illiquid and is dependent upon the successful completion of its currently on-going private offering to achieve its business objectives.

Consultant acknowledges that the share certificate or certificates of the Company issued to it pursuant to this Agreement will bear a legend restricting future transfer in the following , or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY
SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."

                        --------------
                         Exhibit 23.1
                        --------------

                 CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated July 13, 1998, relating to the consolidated financial statements of Internet Media Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1997, and the period from inception (December 28, 1995) to December 31, 1996, included in the Annual Report on Form 10-KSB of Internet Media Corporation, filed with the Securities and Exchange Commission on July 13, 1998. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.


/s/

WEAVER AND TIDWELL, L.L.P.
Certified Public Accountants
Fort Worth, Texas
September 18, 1998

                       --------------
                        Exhibit 23.2
                       --------------

                 Consent of Newlan & Newlan
   is included in the Opinion filed as Exhibit 5.1 hereto